SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

BARRETT OPPORTUNITY FUND, INC.
(Exact Name of Registrant As Specified In Charter)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BARRETT OPPORTUNITY FUND, INC.
55 Water Street
New York, New York 10041
1-877-721-1926

Dear Barrett Opportunity Fund Shareholder:

The Board of Directors (the “Board”) of Barrett Opportunity Fund, Inc. (the “Fund”), has scheduled a special meeting of shareholders of the Fund to be held on Wednesday, March 30, 2011, at 9:00 a.m., at the offices of Barrett Associates, Inc., located at 90 Park Avenue, New York, New York 10016.

The purpose of the special meeting is to vote on an important proposal affecting the Fund and you as a shareholder.  This package contains information about the special meeting and the proposal, including a Notice of Special Meeting of Shareholders, Questions and Answers about the proposal, the Proxy Statement, and a proxy card.  Also included are instructions on how to vote and a postage-paid business reply envelope (if you choose to vote by mail).

Barrett Associates, Inc. (the “Existing Manager”) has served as the investment manager to the Fund since 2006.  The Existing Manager is a wholly-owned indirect subsidiary of Legg Mason, Inc. (“Legg Mason”).  In a transaction that is expected to close on March 31, 2011, or as soon as practicable thereafter, Barrett Asset Management, LLC (the “Investment Adviser”), a newly-formed investment advisory firm owned by certain of the Existing Manager’s principal employees, has entered into an agreement with Legg Mason to acquire substantially all of the property and assets and to assume certain of the liabilities of the Existing Manager (the “Transaction”).

Under the Federal securities laws, in order for the Investment Adviser to succeed the Existing Manager as investment adviser to the Fund, a new investment advisory agreement with the Investment Adviser must be approved by the Fund’s shareholders.

I am writing to ask for your prompt vote for the approval of a new investment advisory agreement between the Fund and the Investment Adviser.  The Board recommends that you vote FOR the proposal.

It is very important that we receive your vote before March 30, 2011.  Voting is quick and easy.  Everything you need is enclosed.  To cast your vote, please refer to the voting instructions on your proxy card.

I appreciate your participation and prompt response in this matter.  If you have any questions regarding the proxy, please call our proxy information line at 1-877-732-3619.  Representatives are available to answer your questions between 9:00 a.m. and 10:00 p.m., Eastern time.

Sincerely,

/s/ Peter H. Shriver
Peter H. Shriver President and Chief Executive Officer Barrett Opportunity Fund, Inc.

Questions and Answers about the Proposal

Important information to help you understand and vote on the proposal:

Please read the full text of the proxy statement.  Below is a brief overview of the proposal to be voted upon.  Your vote is important.

What is this document and why did you send it to me?

We are sending this document to you for your use in deciding whether to approve a new investment advisory agreement (the “Investment Advisory Agreement”) with Barrett Asset Management, LLC (the “Investment Adviser”) to enable the Investment Adviser to serve as the investment adviser for the Barrett Opportunity Fund, Inc. (the “Fund”).  This document includes a Notice of Special Meeting of Shareholders, a Proxy Statement and a proxy card.  At a meeting of the Fund’s Board of Directors (the “Board”) held on February 14, 2011, the Board voted to approve the Investment Advisory Agreement and to recommend that it be submitted to the Fund’s shareholders for approval.

What am I being asked to vote on?

You are being asked to vote to approve the Investment Advisory Agreement between the Investment Adviser and the Fund.  The proposal relates to a change in the investment adviser to the Fund.  The Fund is currently managed by Barrett Associates, Inc. (the “Existing Manager”), a wholly-owned indirect subsidiary of Legg Mason, Inc. (“Legg Mason”).  In a transaction that is expected to close on March 31, 2011, or as soon as practicable thereafter, the Investment Adviser, a newly-formed investment advisory firm owned by certain of the Existing Manager’s principal employees, has entered into an agreement with Legg Mason to acquire substantially all of the property and assets, and to assume certain of the liabilities of the Existing Manager (the “Transaction”).  Under the Federal securities laws, in order for the Investment Adviser to succeed the Existing Manager as the Fund’s investment adviser, the Fund’s shareholders must approve the Investment Advisory Agreement.

If the Fund’s shareholders do not approve the Investment Advisory Agreement, then the Board will have to consider other alternatives for the Fund, as determined by the Board to be appropriate and in the best interests of the Fund under the facts and circumstances, including the possibility of entering into an interim investment advisory agreement with the Investment Adviser pursuant to Rule 15a-4 under the 1940 Act, under which the Fund would have 150 days to obtain shareholder approval of a permanent agreement.

How will the approval of the proposal to approve the Investment Advisory Agreement affect the management and operation of the Fund?

The persons responsible for managing the Fund’s assets are not expected to change as a result of the Transaction.  In particular, Robert J. Milnamow and E. Wells Beck, CFA, will continue to be the Fund’s portfolio managers as members of the new Investment Adviser’s management team.  In addition, the other members of the management team responsible for operating the Investment Adviser will be substantially the same as the management team that is currently responsible for operating the Existing Manager.

In connection with the Transaction, it is expected that the Fund will enter into new service provider arrangements for non-investment advisory services with various affiliates of U.S. Bancorp.  In particular, the Fund will enter into separate agreements with U.S. Bancorp Fund Services, LLC (“USBFS”), under which USBFS will serve as the Fund’s administrator, fund accountant and transfer agent, respectively.  The Fund will also enter into separate agreements with U.S. Bank, National Association and Quasar Distributors, LLC, affiliates of U.S. Bancorp, for custody and distribution services, respectively.  In addition, the Fund will appoint Cohen Fund Audit Services to replace KPMG LLP as the Fund’s independent auditor.  These changes to the Fund’s non-investment advisory service arrangements do not need to be separately approved by the Fund’s shareholders.

1

How will the approval of the proposal affect the expenses of the Fund?

The Investment Adviser has agreed to reduce the management fee that it would receive from the Fund under the proposed new Investment Advisory Agreement by 5 basis points.  In addition, the Investment Adviser has agreed to voluntarily waive an additional 5 basis points of its advisory fee for a period of one year following the Transaction.  These reductions in the advisory fee will be largely offset by an expected increase in the administrative and other fees payable by the Fund for non-investment advisory services.  Nevertheless, the Fund’s total operating expenses under the new service provider arrangements are expected to decrease slightly.

What are the primary reasons for the selection of the Investment Adviser as the investment adviser of the Fund?

In determining to approve the proposed Investment Advisory Agreement, the Board principally considered the need to provide for continuity of investment advisory serves to the Fund following the Transaction.  The Board also weighed a number of other factors, including the history and reputation of the Existing Manager, the qualifications and resources of the Investment Adviser, and the fact that the Existing Manager’s current portfolio managers would continue to provide the day-to-day management of the Fund.  The Board also considered the fact that the Investment Adviser would no longer be part of the larger Legg Mason organization, and the potential impact of the proposed changes on the Fund’s operating expenses.

Are there any material differences between the Existing Management Contract and the proposed Investment Advisory Agreement?

Under the Existing Management Contract, the Existing Manager is responsible for managing the Fund’s portfolio and for performing such administrative and other services as are necessary for the operation of the Fund as may from time to time be reasonably requested by the Fund.  The Existing Manager is compensated for these non-investment advisory services through the management fee that is paid by the Fund under the Existing Management Contract.

Under the Fund’s new service provider arrangements with U.S. Bancorp, responsibility for these administrative and other services will be assumed by USBFS.  Consequently, under the Investment Advisory Agreement, the Investment Adviser will not perform administrative services for the Fund.  The advisory fee payable under the proposed new Investment Advisory Agreement has been reduced from the management fee payable under the Existing Management Contract to reflect this change in service provider arrangements.  In addition, the Investment Adviser has agreed to waive an additional portion of its management fee for a period of one year following the Transaction.  As noted above, these reductions in the advisory fee will be largely offset by an expected increase in the administrative and other fees payable by the Fund for non-investment advisory services.

There are other differences between the Existing Management Contract and the proposed Investment Advisory Agreement, which are summarized in the Proxy Statement.

2

Has the Board approved the proposal?

Yes.  The Board has approved the proposal set forth herein, and recommends that shareholders also vote to approve the proposal.  As noted herein, members of the Board and their families own a substantial portion of the Fund’s shares and have indicated their intention to vote in favor of the proposal.

Who is The Altman Group, Inc.?

The Altman Group, Inc. is a third party proxy vendor that the Fund has engaged to contact shareholders and record proxy votes.  In order to hold a shareholder meeting, a quorum must be reached.  If a quorum is not attained, the meeting may be adjourned to a future date.  Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

Who is paying for this proxy mailing and for the other expenses and solicitation costs associated with this shareholder meeting?

The Investment Adviser and Legg Mason will bear all costs and expenses associated with the Transaction, including the costs incurred in connection with holding the shareholder meeting, the costs of this proxy solicitation and the incremental costs of mailing the proxy statement to shareholders of record as of the close of business on the record date, February 18, 2011 (the “Record Date”).

Who is eligible to vote?

Shareholders of record of the Fund as of the close of business on the Record Date are entitled to be present and to cast one vote for each full share and a fractional vote for each fractional share they hold, on each proposal presented at the special meeting of shareholders (the “Special Meeting”) or any adjournment thereof.

What vote is required?

Approval of the Investment Advisory Agreement with the Investment Adviser requires the vote of the “majority of the outstanding voting securities” of the Fund.  Under the Investment Company Act of 1940, as amended, a “majority of the outstanding voting securities” is defined as the lesser of:  (1) 67% or more of the voting securities of the Fund entitled to vote present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

How do I vote my shares?

Although you may attend the Special Meeting and vote in person, you do not have to.  You may vote your proxy by mail or by telephone.  To vote your proxy, please refer to the voting instructions on the enclosed proxy card.  To vote your proxy by phone, please call the telephone number found on the enclosed proxy ballot.  If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call our proxy information line at 1-877-732-3619.  Representatives are available to answer your questions between 9:00 a.m. and 10:00 p.m., Eastern time.

If you simply sign and date the proxy card but do not indicate a specific vote, your shares will be voted FOR the proposal and to grant discretionary authority to the persons named in the proxy card as to any other matters that properly come before the Special Meeting.  Abstentions will be treated as votes AGAINST the proposal.  Shareholders who execute proxies may revoke them at any time before they are voted by (1) filing with the Fund a written notice of revocation, (2) timely voting a proxy bearing a later date or (3) by attending the Special Meeting and voting in person.

3

How can a quorum be established?

A majority of the Fund’s outstanding shares as of the Record Date, present in person or represented by proxy, constitutes a quorum at the Special Meeting.  Proxies returned for shares that represent broker non-votes, and shares whose proxies reflect an abstention on the proposal, are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.  However, since such shares are not voted in favor of the proposal, they have the effect of counting as a vote AGAINST the proposal.  If a quorum is not present for the Fund at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve the proposal are not received on behalf of the Fund, or if other matters arise requiring shareholder attention, persons named as proxy agents may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to the Fund.

To cast your vote by mail, please complete, sign and return the enclosed proxy card in the enclosed envelope.  No postage is required if mailed in the United States.  To vote your proxy by phone, please call the telephone number found on the enclosed proxy card.

4

BARRETT OPPORTUNITY FUND, INC.

55 Water Street
New York, New York 10041
1-877-721-1926

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders (the “Special Meeting”) of the Barrett Opportunity Fund, Inc. (the “Fund”) will be held on Wednesday, March 30, 2011, at 9:00 a.m. at the offices of Barrett Associates, Inc., located at 90 Park Avenue, New York, New York 10016.

The purpose of the Special Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

Proposal 1:	To approve an investment advisory agreement between Barrett Asset Management, LLC and the Fund.

The Fund’s Board of Directors has fixed the close of business on February 18, 2011 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

By order of the Board of Directors,

Robert I. Frenkel, Secretary

March 15, 2011

Your vote is important – please vote your shares promptly.

Shareholders are invited to attend the Special Meeting in person.  Any shareholder who does not expect to attend the Special Meeting is urged to vote using the voting instructions on the enclosed proxy card.  To vote by mail using the proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States.  To vote your proxy by phone, please call the telephone number found on the enclosed proxy ballot.  In order to avoid unnecessary expense, we ask your cooperation in responding promptly, no matter how large or small your holdings may be.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS OF THE

BARRETT OPPORTUNITY FUND, INC.

55 Water Street
New York, New York 10041
1-877-721-1926

TO BE HELD ON WEDNESDAY, MARCH 30, 2011

This Proxy Statement is being furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Directors (the “Board”) of the Barrett Opportunity Fund, Inc. (the “Fund”), at a special meeting of shareholders of the Fund, and at any adjournments thereof (the “Special Meeting”), to be held on Wednesday, March 30, 2011, at 9:00 a.m., at the offices of Barrett Associates, Inc., located at 90 Park Avenue, New York, New York 10016.

Shareholders of record at the close of business on the record date, established as February 18, 2011 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.  This proxy statement is expected to be mailed to shareholders on or about March 17, 2011.  The Special Meeting is being held to vote on the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

Proposal 1:	To approve an investment advisory agreement between Barrett Asset Management, LLC and the Fund.

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be Held on Wednesday, March 30, 2011:

This proxy statement is available on the internet at www.proxyonline.com/docs/barrettopportunity.pdf or by contacting the Fund at 1-877-732-3619.  To obtain directions to attend the Special Meeting, please call our proxy information line at 1-877-732-3619.  For a free copy of the Fund’s latest annual and/or semi-annual report, call 1-877-721-1926 or visit the Fund’s website at www.leggmason.com or write to the Fund at 55 Water Street, New York, New York 10041.

Proposal 1:	To approve an investment advisory agreement between Barrett Asset Management, LLC and the Fund.

Background

Barrett Associates, Inc. (“Barrett Associates” or the “Existing Manager”) currently provides investment advisory services to the Fund pursuant to an investment advisory agreement (the “Existing Management Contract”) with the Fund.

The Fund’s Existing Management Contract with Barrett Associates will terminate when Barrett Asset Management LLC (“Barrett Asset Management” or the “Investment Adviser”) acquires substantially all of the property and assets of Barrett Associates, as described below in the section titled “The Transaction.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders of the company.  Section 15(a) also requires that any such advisory contract must provide, in substance, for its automatic termination upon its “assignment.”  Section 2(a)(4) under the 1940 Act provides that a transfer of an advisory contract constitutes an assignment.  Consequently, the sale of Barrett Associates’ assets (which includes the Existing Management Contract) to Barrett Asset Management will cause the Existing Management Contract to terminate.  In order for Barrett Asset Management to succeed Barrett Associates as investment advisor to the Fund, shareholders of the Fund must approve a new investment advisory agreement (the “Investment Advisory Agreement”) between the Fund and Barrett Asset Management.

At a meeting on February 14, 2011, the Board, including a majority of the Directors who are not “interested persons,” as that term is defined under the 1940 Act (the “Independent Directors”), voted to approve the Investment Advisory Agreement with the Investment Adviser, and recommended that it be submitted to the Fund’s shareholders for approval.  If approved by the shareholders of the Fund, the Investment Advisory Agreement will be executed on behalf of the Fund and will become effective shortly after the date of the Special Meeting (currently scheduled for March 30, 2011).

If the Fund’s shareholders do not approve the Investment Advisory Agreement, then the Board will have to consider other alternatives for the Fund, as determined by the Board to be appropriate and in the best interests of the Fund under the facts and circumstances, including the possibility of entering into an interim investment advisory agreement with the Investment Adviser pursuant to Rule 15a-4 under the 1940 Act, under which the Fund would have 150 days to obtain shareholder approval of a permanent agreement.

The Transaction

The Existing Manager is a wholly-owned indirect subsidiary of Legg Mason, Inc. (“Legg Mason”).  Barrett Asset Management is a newly-formed investment advisory firm owned and controlled by certain of the Existing Manager’s principal employees.  Barrett Asset Management has entered into an agreement (the “Purchase Agreement”) with Legg Mason to acquire substantially all of the property and assets and to assume certain of the liabilities of the Existing Manager (the “Transaction”).  The Transaction is expected to close on March 31, 2011, or as soon as practicable thereafter.

Among other things, Legg Mason and Barrett Asset Management have agreed in the Purchase Agreement to use all commercially reasonable efforts to ensure compliance with the requirements of section 15(f) under the 1940 Act as of the closing of the Transaction.  In addition, from and after the closing of the Transaction, Barrett Asset Management has agreed to use all commercially reasonable efforts to ensure that (i) for a period of not less that three years following the Transaction at least 75% of the members of the Fund’s Board of Directors are Independent Directors, and (ii) there is not imposed (by way of express or implied understanding) on the Fund an “unfair burden” (within the meaning of Section 15(f) of the 1940 Act) as a result of the Transaction.

Impact on Fund Management and Operations

The Investment Adviser does not expect the management of the Fund’s assets to be affected in any material way by the Transaction.  In particular, following the Transaction, Robert J. Milnamow and E. Wells Beck, CFA will continue to be the Fund’s portfolio managers as members of the new Investment Adviser’s management team.  Mr. Beck will be a Managing Director of the Investment Adviser, and Mr. Milnamow will be the Senior Vice President, Chief Investment Officer and Director of Research of the Investment Adviser.  In addition, the other members of the Investment Adviser’s management team will be substantially the same as the management team that is currently responsible for operating the Existing Manager.  In particular, John D. Barrett, Chairman and CEO of the Existing Manager, will continue to serve in that capacity for the Investment Adviser.  In addition, Peter H. Shriver, the President and Treasurer of the Existing Manager, will continue to serve in that capacity for the Investment Adviser.

At the same time the Board approved the new Investment Advisory Agreement with the Investment Adviser, the Board also considered and approved certain new non-investment advisory service arrangements for the Fund with various affiliates of U.S. Bancorp.  In particular, the Board approved (i) the appointment of U.S. Bancorp Fund Services, LLC (“USBFS”) as the Fund’s administrator, fund accountant and transfer agent, respectively, (ii) the appointment of U.S. Bank, National Association, as the Fund’s custodian, and (iii) the appointment of Quasar Distributors, LLC as the Fund’s distributor.  In addition, the Board approved the appointment of Cohen Fund Audit Services to replace KPMG LLP as the Fund independent auditor.  It is contemplated that these changes in the Fund’s service provider arrangements will occur soon as practicable after the new Investment Adviser assumes responsibility for managing the Fund’s assets.  These changes are not expected to result in any reduction in the scope or quality of the non-investment advisory services received by the Fund or its shareholders.  These changes to the Fund’s service provider arrangements do not need to be separately approved by the Fund’s shareholders.

Under the Existing Management Contract, the Existing Manager is responsible managing the Fund’s portfolio and for performing such administrative and other services as are necessary for the operation of the Fund as may from time to time be reasonably requested by the Fund.  The Existing Manager has appointed Legg Mason Partners Fund Advisor, LLC (“LMPFA”), a Legg Mason affiliate, as a sub-administrator to the Fund to provide these administrative and other services for the Fund.  LMPFA is compensated for these non-investment advisory services by the Existing Manager out of the management fee that is paid to the Existing Manager by the Fund under the Existing Management Contract.  Under the Fund’s new service provider arrangements with U.S. Bancorp, responsibility for these administrative and other services will be assumed by USBFS.  Consequently, under the Investment Advisory Agreement, the Investment Adviser will not perform administrative services for the Fund.  The advisory fee payable under the terms of the proposed new Investment Advisory Agreement has been reduced by 5 basis points from the management fee payable under the Existing Management Contract to reflect this change in service provider arrangements.  In addition, the Investment Adviser has agreed to voluntarily waive an additional 5 basis points of its advisory fee for a period of one year following the Transaction.  These reductions in the advisory fee will be largely offset by an expected increase in the administrative and other fees payable by the Fund for these and other non-investment advisory services.  Nevertheless, the Fund’s total operating expenses under the new service provider arrangements are expected to decrease slightly.

The following table is intended to illustrate the change to the fees and expenses of the Fund which will occur as a result of the approval of the Investment Advisory Agreement and the reassignment of certain obligations previously assigned to the Existing Manager to other third-party service providers.  The table compares the current fees and expenses of the Fund to the estimated fees and expenses of the Fund following shareholder approval of the Proposal and the close of the Transaction.

	Current Fees and Expenses of the Fund	Estimated Fees and Expenses of the Fund following Shareholder Approval of the Proposal
Shareholder Fees (fees paid directly from your investment)	None	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.75%	0.70%
Distribution and Service (12b-1) Fees	None	None
Other Expenses(1)	0.45%	0.54%
Total Annual Fund Operating Expenses	1.20%	1.24%
Fee Waiver	N/A	0.05%
Total Annual Fund Operating Expenses After Fee Waiver (2)	N/A	1.19%

(1) Based on estimated expenses for the first year following the close of the Transaction and the conversion to new third party service providers.
(2) The Adviser has voluntarily agreed to waive 0.05% of its advisory fee for a period of one year following the close of the Transaction.

Compensation Paid to the Manager

As compensation for the investment advisory and other services performed by the Existing Manager under the Existing Management Contract, the Fund pays the Existing Manager a management fee, which is calculated daily and payable monthly, according to the schedule set forth in the following table.  The fee structure under the Investment Advisory Agreement with the Investment Adviser will be similar to the fee structure under the Existing Management Contract, except that the management fee will be reduced at each breakpoint by 0.050%.  This change reflects that fact that the Investment Adviser will provide investment advisory services only under the Investment Advisory Agreement, and will not be responsible for providing the administrative and other services that are being assumed by USBFS.  The Fund’s management fee structure under the Existing Management Contract and the advisory fee structure under the proposed Investment Advisory Agreement are set forth in the following table:

Barrett Opportunity Fund, Inc. (as a percentage of average daily net assets)
	Management Fee Under Existing Management Contract	Advisory Fee Under Investment Advisory Agreement
First $1 billion	0.750%	0.700%
Next $1 billion	0.725%	0.675%
Next $3 billion	0.700%	0.650%
Next $5 billion	0.675%	0.625%
Over $10 billion	0.650%	0.600%

Management fees paid to the Existing Manager by the Fund for the fiscal years ended August 31, 2010, 2009 and 2008 amounted to $519,678, $525,182 and $999,432, respectively.

Information about Barrett Asset Management, LLC

The Investment Adviser will be registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended.  The Investment Adviser’s principal office will be located at 90 Park Avenue, New York, New York 10016.  As of the close of the Transaction, it is expected that the Investment Adviser will manage over $1 billion in investment assets.

The following table sets forth the name, position and principal occupation of each current director and principal officer of the Investment Adviser.  Each individual’s business address is 90 Park Avenue, New York, New York 10016.

Name	Position/Principal Occupation
John D. Barrett, II	Chairman and Chief Executive Officer
Christina A. Bater	Managing Director
E. Wells Beck	Managing Director
Robert J. Milnamow	Senior Vice President
Madeleine Morreale	Chief Compliance Officer
Peter H. Shriver	President and Treasurer
Christine Stuttig	Chief Administrative Officer
John G. Youngman	Managing Director
Robert P. Youngman	Managing Director

The following table sets forth the name of each person who owns of record, or beneficially, 10% of more of the outstanding voting securities of the Investment Adviser.  Each individual’s business address is 90 Park Avenue, New York, New York 10016.

Name	% of Ownership Interests Held
Barrett 2010 Family Trust, J. David Barrett IV and Douglas H. Olin, Co-Trustees	24.999%
Peter H. Shriver	24.999%
Robert J. Milnamow	20.0005%
E. Wells Beck	10.0005%
Christina A. Bater	10.0005%
John G. Youngman	10.0005%

Summary of the Investment Advisory Agreement and the Existing Management Contract

A copy of the proposed Investment Advisory Agreement is attached hereto as Exhibit A.  The following description is only a summary.  However, all material terms of the Investment Advisory Agreement have been included in this summary.  You should refer to Exhibit A for the Investment Advisory Agreement, and the description set forth in this Proxy Statement of the Investment Advisory Agreement is qualified in its entirety by reference to Exhibit A.  The Existing Management Contract was last submitted to the shareholders of the Fund for approval on November 30, 2006 in connection with the approval of the Existing Manager as a new investment manager to the Fund, and was effective as of December 1, 2006.

Fees.  Under the Existing Management Contract, the Fund pays a management fee according to a schedule that reduces the management fee as Fund assets increase as follows: 0.750% on average daily net assets up to $1 billion, 0.725% on the next $1 billion of average daily net assets, 0.700% on the next $3 billion of average daily net assets, 0.675% on the next $5 billion of average daily net assets and 0.650% on average daily net assets over $10 billion.  Under the proposed Investment Advisory Agreement, the Fund will pay an advisory fee according to a schedule that reduces the advisory fee as Fund assets increase as follows: 0.700% on average daily net assets up to $1 billion, 0.675% on the next $1 billion of average daily net assets, 0.650% on the next $3 billion of average daily net assets, 0.625% on the next $5 billion of average daily net assets and 0.600% on average daily net assets over $10 billion.

Investment Advisory Services.  The Existing Management Contract provides that, subject to the supervision of the Fund’s Board, the Existing Manager regularly provides the Fund with investment research, advice, management and supervision, furnishes a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, determines from time to time what securities and other investments will be purchased, retained or sold by the Fund, and implements those decisions, all subject to the provisions of the Fund’s governing documents, the 1940 Act, the applicable rules and regulations of the SEC, and other applicable federal and state law, as well as any specific policies adopted by the Board and disclosed to the Existing Manager.  The Investment Adviser will continue to provide substantially similar services to the Fund under the proposed Investment Advisory Agreement.

Under the Existing Management Contract, the Existing Manager is authorized to place trade orders to implement its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it.  Subject to any policies and procedures of the Board that may modify or restrict the Existing Manager’s authority regarding the execution of the Fund’s portfolio transactions, brokers or dealers may be selected by the Existing Manager who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) to the Fund and/or the other accounts over which the Existing Manager or its affiliates exercise investment discretion, a practice commonly referred to as “soft dollars.”  The Existing Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction, if the Existing Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer.  This determination may be viewed either in terms of that particular transaction or the overall responsibilities that the Existing Manager and its affiliates have with respect to accounts over which they exercise investment discretion.  Under the Existing Management Contract, the Existing Manager seeks for the Fund, in its judgment, best available execution in executing the Fund’s portfolio transactions.  The Investment Adviser will continue to provide substantially similar services to the Fund under the proposed Investment Advisory Agreement.

The Existing Management Contract further provides that the Existing Manager provides advice and recommendations with respect to other aspects of the business and affairs of the Fund, and exercises voting rights, rights of consent to corporate actions and any other rights pertaining to the Fund’s portfolio securities, subject to such direction as the Board may provide, and performs such other functions of investment management and supervision as may be directed by the Board.  The Investment Adviser will continue to provide substantially similar services under the proposed Investment Advisory Agreement.

Fund Administration Services.  Under the Existing Management Contract, the Existing Manager performs such administrative and management services as may from time to time reasonably be requested by the Fund as necessary for the operation of the Fund, subject to the direction and control of the Board.  Such administrative services include: (a) supervising the overall administration of the Fund, including negotiation of contracts and fees with, and the monitoring of performance and billings of, the Fund’s transfer agent, shareholder servicing agents, custodians and other independent contractors or agents; (b) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; (c) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; (d) maintaining the Fund’s existence; and (e) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund’s shares under federal and state laws.  Under the Fund’s new service provider arrangements with U.S. Bancorp, USBFS will assume responsibility for these administrative services under separate agreements with the Fund.  Under the proposed Investment Advisory Agreement, therefore, the Investment Adviser will not perform non-investment-related fund administration services for the Fund.

Under the Existing Management Contract, the Existing Manager is required to supply the Board and officers with all information and reports reasonably required by them and reasonably available to the Existing Manager.  The Existing Manager further oversees the maintenance and preservation of all books and records with respect to the Fund’s securities transactions and the keeping of the Fund’s books of account in accordance with all applicable federal and state laws and regulations.  In addition, the Existing Management Contract requires the Existing Manager to furnish the Fund, at its own expense, with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund.  The Existing Management Contract also requires the Existing Manager to permit any of its directors, officers and employees, who may be elected as Directors or officers of the Fund, to serve in the capacities in which they are elected.  Under the proposed Investment Advisory Agreement, the Investment Adviser will only provide such services to the Fund to the extent they relate to the investment advisory services being performed by the Investment Adviser on the Fund’s behalf.  USBFS will assume responsibility for providing these services to the Fund to the extent they relate to the Fund’s non-investment related operations.

Under the authority of the Existing Management Contract, the Existing Manager entered into a sub-administration agreement with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) pursuant to which LMPFA provides administrative services to the Fund that would have otherwise been the responsibility of the Existing Manager under the Existing Management Contract.  Although the Investment Adviser will retain the authority to retain sub-advisers, at its own expense, under the proposed Investment Advisory Agreement, it is not currently contemplated that the Investment Adviser will enter into a sub-administration or advisory agreement with LMPFA or any other service provider under the Investment Advisory Agreement.  Instead, following the closing of the Transaction, the Fund will enter into separate agreements with USBFS, under which USBFS will serve as the Fund’s administrator and fund accountant.  The fees associated with these service provider arrangements with U.S. Bancorp will be paid for by the Fund.  Under the Existing Management Contract, these fees were paid for by the Existing Manager.  As noted above, the advisory fee under the Investment Advisory Agreement has been reduced to reflect this change in service provider arrangements.

Payment of Expenses.  The Existing Management Contract requires the Existing Manager to bear all expenses, and to furnish all necessary services, facilities and personnel, in connection with its responsibilities to provide the Fund with investment advisory and administrative services.  Except for these expenses, the Existing Manager is not responsible for the Fund’s expenses.  The Investment Adviser will have substantially similar responsibility for payment of expenses under the proposed Investment Advisory Agreement, except that this obligation will be limited to expenses that relate to the Investment Adviser’s obligation to provide investment-related services to the Fund and will not extend to the administrative and other non-investment related services that will be provided by the U.S. Bancorp service providers.

The proposed new Investment Advisory Agreement expressly authorizes the Investment Adviser to voluntarily reduce any portion of the compensation or reimbursement of expenses due to it and to agree to make payments to limit expenses that are the responsibility of the Fund.  Any fee voluntarily reduced and any Fund expense paid by the Investment Adviser voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Fund to the Investment Adviser in the three fiscal years following the fiscal year of the withholding, reduction, or payment, so long as the aggregate expenses during this period do not exceed the limitation to which the Investment Adviser agreed at the time of the original withholding, reduction or payment.  The Existing Management Contract does not contain similar provisions allowing for the voluntary waiver of compensation or reimbursement of Fund expenses.

Conflicts of Interest.  The Existing Management Contract contains several provisions that address potential conflicts of interest that may arise in a typical investment advisory relationship. In addition to those provisions discussed above, the Existing Management Contract provides that the Existing Manager may not deal with itself, or with members of the Fund’s Board or any principal underwriter of the Fund, as principals or agents, in making purchases or sales of securities or other property for the Fund, nor may the Existing Manager purchase any securities from an underwriting or selling group in which the Existing Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Existing Manager or its affiliates, except in each case as permitted under the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time.  The proposed Investment Advisory Agreement contains similar provisions.

The Existing Management Contract specifically provides that personnel of the Existing Manager, even if serving the Fund as a Director, officer or employee, may nonetheless engage in any other business or devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.  In addition, the Existing Manager may engage in any other business or render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.  The proposed Investment Advisory Agreement contains similar provisions.

The Existing Management Contract also provides that if the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Existing Manager are considered at or about the same time, transactions in such securities must be allocated among the accounts in a manner deemed equitable by the Existing Manager.  Such allocations would be made in accordance with the Existing Manager’s policies and procedures as presented to the Board from time to time, which policies and procedures generally require the allocation of investment opportunities among mutual funds and individual client accounts on a pro rata basis according to their asset size.  In addition, if transactions of the Fund and another client are combined, as permitted by applicable laws and regulations, such transactions must also be consistent with the Existing Manager’s policies and procedures as presented to the Board from time to time.  The proposed Investment Advisory Agreement contains similar provisions.

Limitation on Liability.  Under the Existing Management Contract, the Existing Manager assumes no responsibility other than to render the services called for by the agreement in good faith, and the Existing Manager is not liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund.  The Existing Manager is not protected, however, from losses arising out of the willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Existing Management Contract.  The Existing Management Contract does not provide for the Fund’s indemnification of or advancement of expenses to the Existing Manager.  The Investment Adviser will be subject to substantially identical terms under the proposed Investment Advisory Agreement.

Term and Continuance.  The Existing Management Contract had an initial two-year term and is eligible to be continued thereafter for successive one-year periods only if such continuance is specifically approved at least annually in the manner required by the 1940 Act.  If approved by shareholders of the Fund, the proposed Investment Advisory Agreement has an initial term of one-year, subject to the termination provisions summarized below.  Thereafter, the proposed Investment Advisory Agreement may be renewed only so long as such renewal and continuance is specifically approved at least annually (a) by the Board, or (b) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not interested persons of a party to the Investment Advisory Agreement.

Termination. The Existing Management Contract provides that the Contract may be terminated at any time without the payment of any penalty by the Fund upon not more than 60 days’ and not less than 30 days’ written notice to the Existing Manager or by the Existing Manager upon not less than 90 days’ written notice to the Fund.  The proposed Investment Advisory Agreement may be terminated by the Fund at any time on 30 days’ written notice to the Investment Adviser.  The Investment Adviser may terminate the Investment Advisory Agreement on 60 days’ written notice to the Fund.  Both the Existing Management Contract and the proposed Investment Advisory Agreement provide that the Fund may effect termination by action of the Board or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice.  Each of the Existing Management Contract and the Investment Advisory Agreement terminates automatically in the event of its “assignment” (as defined in the 1940 Act).

Board Recommendation of Approval

In reaching its decision to recommend the approval by Fund shareholders of the proposed new Investment Advisory Agreement with the Investment Adviser, the Board, including a majority of its members (the “Independent Directors”) who are not considered to be “interested persons” under the Investment Company Act of 1940, as amended (the “1940 Act”), met in person at a Special Meeting of the Board held on February 14, 2011 (the “Special Meeting”).  To assist the Board in its consideration of the proposed new Investment Advisory Agreement, the Existing Manager and its affiliates provided a variety of information to the Board about the Investment Adviser as well as the new investment advisory and other service provider arrangements being proposed for the Fund, certain portions of which are discussed below.  The Board also received and considered a variety of information relating to the Existing Manager’s management of the Fund at a regularly scheduled meeting held on December 16, 2010 (the “December Meeting”), where, among other things, the Board considered and approved the renewal of the Fund’s Existing Agreement with the Existing Manager for an additional term of one year.  At the December Meeting the Investment Manager informed the Board of the Transaction and indicated it would seek the Board’s approval of the proposed new Investment Advisory Agreement at a special meeting.  (The information provided to the Board relating to the renewal of the Existing Agreement at the December Meeting, together with the information provided to the Board at the Special Meeting, is referred to in this section as the “Contract Approval Information”).

In addition to the Contract Approval Information, the Board received performance and other information throughout the year relating to the Fund’s operations and the services provided to it by the Existing Manager and its affiliates.  The Board’s evaluation of the new Investment Advisory Agreement took into account the information received throughout the year and also reflected the knowledge and familiarity gained as Board members of the Fund with respect to the services provided to the Fund by the Existing Manager.

In its deliberations regarding the approval of the new Investment Advisory Agreement, the Board considered each of the factors below:

Nature, Extent and Quality of the Investment Advisory Services Provided to the Fund.  The Board received and considered the Contract Approval Information regarding the nature, extent and quality of the investment advisory and other services provided to the Fund by the Existing Manager and its affiliates during the past year.  The Board also considered the potential impact the Transaction might have on the Investment Adviser’s ability to continue to support the Fund, including the financial resources that would be available to the Investment Adviser.

The Board reviewed the qualifications, backgrounds and responsibilities of the Investment Adviser’s senior personnel and the portfolio management team primarily responsible for the day-to-day management of the Fund’s portfolio and the proposed compliance programs for the new Investment Adviser and the Fund subsequent to completion of the Transaction.  Prior to the Special Meeting, the Board expressed its concern regarding the financial resources of the new Investment Adviser.  In this regard, it was noted that prior to the Transaction, the Existing Manager has had access to the financial resources of Legg Mason – its ultimate corporate parent – to support its activities in respect of the Fund.  While those resources would no longer be available to the Investment Adviser following the Transaction, the Investment Adviser noted that it expected to retain nearly all of its clients and as a result it expected that it would have sufficient revenues, personnel and other resources to support the Fund.  Moreover, the Board considered a summary provided by the Investment Adviser of the terms of the asset purchase agreement between the Investment Adviser and Legg Mason, including the consideration that the Investment Adviser has agreed to pay Legg Mason.  The Board noted that, as part of this consideration, the Investment Adviser has agreed make payments to Legg Mason for a period of time based on a share of its revenues from its investment advisory activities (including its advisory activities in respect of the Fund).  However, the Board was advised that the financial terms under the contemplated arrangements would be more advantageous to the Investment Adviser than is presently the case under the Existing Manager’s current relationship with Legg Mason.  The Board was advised that the reduced financial burden on the Investment Adviser could potentially increase the Investment Adviser’s ability to reinvest in its business following the Transaction.  The Board considered the belief expressed by the Investment Adviser that it would have sufficient revenues and other financial resources to support its activities in respect of the Fund.

The Board noted that administrative and other non-advisory services required for the Fund’s operations provided by the Existing Manager and its affiliates under the Management Agreement, would not be provided under the new Investment Advisory Agreement and that, following completion of the Transaction, those services would be provided by U.S. Bancorp and its affiliates under various new service provider arrangements with the Fund.  The cost of the administrative services currently provided under the Management Agreement will be borne by the Fund under new agreements with USBFS, but the Board noted that these fees would be offset by the reductions and waivers in the advisory fee being proposed by the Investment Adviser.  The Board considered the belief expressed by the Investment Adviser that the quality of the services received by the Fund under the new service provider arrangements would be equal to or better than the quality of non-advisory services currently received by the Fund under the Management Agreement.  The Board also noted that U.S. Bancorp is a substantial financial institution with significant financial resources.

The Board concluded that, overall, the expected nature, extent and quality of the investment advisory services to be provided to the Fund under the new Investment Advisory Agreement would be adequate under the circumstances.

Fund Performance.  At the December Meeting, the Board received and considered performance information and analyses (the “Lipper Performance Information”) for the Fund, as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data.  The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe.  The Performance Universe consisted of the Fund and all retail and institutional large cap value funds, as classified by Lipper, regardless of asset size or primary channel of distribution.

The Lipper Performance Information comparing the Fund’s performance to that of the Performance Universe based on net asset value per share showed, among other things, that the Fund’s performance ranked in the fourth quintile of funds in the Performance Universe for the 1-, 5- and 10-year periods ended September 30, 2010, and in the fifth quintile of funds in the Performance Universe for the 3-year period ended September 30, 2010.  At its December Meeting, the Board considered the Existing Manager’s explanations for the Fund’s relative underperformance for the 1-, 3- and 10-year periods that the Fund’s overweighting in the financial services sector and underweighting in the technology sector had negative impacts on Fund investment results.  The Board also considered the Fund’s performance in relation to its benchmark and in absolute terms.  In evaluating the Fund’s performance, the Board noted the adverse market conditions during 2008 and early 2009 and the fact that the Fund’s investment portfolio is managed in a tax-aware manner.

At the Special Meeting, the Board received and considered updated information relating to the Fund’s performance as of January 31, 2011, which showed a slight improvement in the Fund’s performance over the limited period of time covered.

Based on its review of the Fund’s performance and all of the other factors noted above, including the need to provide for continuation of investment advisory services and other services required for operation of the Fund to the Fund, following completion of the Transaction, the Board concluded that, under the circumstances, the Fund’s performance supported approval of the new Investment Advisory Agreement.

Investment Advisory Fees and Expense Ratios.  The Board reviewed and considered the advisory fee (the “Advisory Fee”) proposed to be paid by the Fund to the Investment Adviser under the new Investment Advisory Agreement in light of the nature, extent and quality of investment advisory services provided by the Existing Manager under the existing Management Agreement and expected to be provided to the Fund by the Investment Adviser under the new Investment Advisory Agreement.

At its December Meeting, the Board received and considered information and analyses prepared as of September 30, 2010 by Lipper (the “Lipper Expense Information”) comparing the management fee paid by the Fund under the existing Management Contract (the “Management Fee”) and the Fund’s overall expenses for the Fund’s latest fiscal year with those of the funds in the expense universe (the “Expense Group”) selected and provided by Lipper.  The comparison was based upon the constituent funds’ latest fiscal years.  The Expense Group consisted of the Fund and ten other retail no-load large cap value funds, as classified by Lipper.  The eleven funds in the Expense Group had average net assets ranging from $34.2 million to $349.7 million.  Six of the Expense Group funds were larger than the Fund and four were smaller.

The Lipper Expense Information comparing the Management Fee as well as the Fund’s actual total expenses to the Fund’s Expense Group showed that the Fund’s contractual management fee was ranked fourth among the funds in the Expense Group.  The Lipper Expense Information also showed that the Fund’s actual management fee (i.e., after giving effect to any voluntary fee waivers implemented by managers of the other Expense Group funds) was ranked seventh among the funds in the Expense Group, slightly higher than the median for the Expense Group.  The Board noted that the proposed Advisory Fee under the new Investment Advisory Agreement will be 5 basis points lower than the Management Fee, and that, at the request of the Board, the Investment Adviser has voluntarily agreed to waive an additional 5 basis points of its Advisory Fee for a period of one year following the Transaction, but that the Management Fee also has encompassed administrative and other non-investment advisory services required for the Fund’s operations that will not be encompassed by the Advisory Fee.

At the December Meeting, the Board also reviewed information regarding fees charged by the Existing Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.  The Board was advised that while the fees paid by the Existing Manager’s clients for separate account advisory services are on average lower than the Management Fee and the proposed Advisory Fee, the fees charged to other clients range from higher to lower than the Management Fee and the proposed Advisory Fee depending, among other factors, on the assets under management in the account.  The information discussed the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund under the new Investment Advisory Agreement will be provided with office facilities and Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers) and that the Investment Adviser will coordinate and oversee the provision of services to the Fund by other fund service providers.  The Board considered the fee comparisons in light of the differences required to manage these different types of accounts.  The Board also was advised in response to its inquiry at the Special Meeting that the advisory fees charged to the Adviser’s only other mutual fund client are higher than the proposed Advisory Fee but also include an expense limitation agreement.  The Investment Adviser advised the Board that, under the circumstances, it would not be able to agree to provide similar expense limitations to the Fund.

The Lipper Expense Information presented to the Board at the December Meeting showed that the Fund’s actual total expenses ranked sixth among the funds in the Expense Group.  In explaining the Fund’s actual total expenses, the Existing Manager noted that certain non-asset based expenses represented, and may continue to represent, a higher percentage of total average annual assets because of recent declines in the Fund’s asset level.  The Board also noted that the small number of funds in the Expense Group, which included funds varying widely in size, made meaningful comparisons difficult.

The Board identified Fund expenses as another particular area of concern prior to the Special Meeting.  At the Special Meeting and in later supplemental information, the Board received and considered financial projections (the “Financial Projections”) estimating the Fund’s annual operating expenses following the Transaction, after taking into account the reduced Advisory Fee under the proposed new Investment Advisory Agreement, the estimated fees that would be charged to the Fund for non-investment advisory services under the first year of the Fund’s new service provider arrangement with U.S. Bancorp, and certain other changes to the Fund’s expense structure that would result from the Fund no longer being a part of the larger Legg Mason funds complex.  Comparative information relating to the Fund’s operating expenses for the past three fiscal years also was provided to the Board based on assets at August 31, 2010.  The Board noted that the Investment Adviser was proposing a 5 basis point reduction in the Advisory Fee, but that the Financial Projections showed that the Fund’s total operating expenses would be approximately 4 basis points higher than the Fund’s current operating expenses, even after giving effect to that reduction.  The Board also noted that the Fund’s total operating expenses for the prior year ended August 31, 2009 had been higher than shown in the Financial Projections. The Board expressed concerns with the projected increase in the Fund’s total operating expenses shown in the Financial Projections, and after further discussions, the Investment Adviser agreed to voluntarily waive an additional 5 basis points of its Advisory Fee for a period of one year following the Transaction.  The Board also determined that the new Investment Advisory Agreement should extend for a period of one year, rather than two years as proposed by the Investment Adviser and permitted by law, to provide an opportunity for the Board to monitor expenses actually incurred by the Fund following completion of the Transaction and to consider any available and appropriate actions if actual expenses are significantly greater than projected at the Special Meeting.

Taking all of the above into consideration, the Board determined that the proposed Advisory Fee was acceptable under the circumstances, including most importantly the need to provide continuation of investment advisory and other services required for the Fund’s operations following completion of the Transaction.

Adviser Profitability.  At the December Meeting, the Board received an analysis of the profitability of the Existing Manager and its affiliates in providing services to the Fund under the existing Management Agreement.  The Board also received profitability information with respect to the Legg Mason fund complex as a whole.  In addition, the Board received information with respect to the revenue and cost allocation methodologies used in preparing such profitability data.  The Existing Manager noted that its methodologies were reviewed by an outside consultant in 2007 and the Board was assured at the December Meeting that there had been no significant changes in these methodologies since the report was rendered.  The profitability analysis presented to the Board at its December Meeting indicated that the arrangements for providing advisory, administrative and other non-advisory services to the Fund pursuant to the Existing Management Contract were unprofitable to the Existing Manager and its affiliates, taken as a whole.  At the December Meeting, the Existing Manager acknowledged that the arrangements for providing advisory services only to the Fund were profitable to the Existing Manager as a stand-alone entity.

At the Special Meeting, the Board received and considered a pro forma profitability study analyzing how the profitability study provided to the Board in December would change as a result of the proposed changes to the Fund’s expense structure.  The Board noted that the results of this analysis showed that the Investment Adviser would realize a profit from managing the Fund under the proposed new expense structure.  The Investment Adviser noted that its profitability under the new Investment Advisory Agreement will be derived only from investment advisory services provided to the Fund while the profitability information presented to the Board at the December Meeting reflected profitability to the Existing Manager and its affiliates from providing not only investment advisory services, but administrative and other non-advisory services encompassed by the Existing Agreement.  The Board noted that responsibility for the costs of administrative and all other non-advisory services provided to the Fund pursuant to the Management Agreement, will be borne directly by the Fund following completion of the Transaction pursuant to arrangements between the Fund and new service providers, but that these costs would be offset by the reductions and waivers in the Advisory Fee being proposed by the Investment Adviser.  In response to questions from the Board, the Existing Manager advised the Board that, although information regarding its own pre-Transaction profitability from providing investment advisory services under the Existing Management Contract was not available, it would expect that its own profitability under the proposed Investment Advisory Agreement after the Transaction would likely be somewhat less than its profitability as a stand alone entity under the Existing Management Contract.

The Board concluded that the profit margin that the pro forma profitability study suggested that the Investment Adviser would receive under the new Investment Advisory Agreement was not excessive under the circumstances.

Economies of Scale.  The Board received and discussed Contract Approval Information concerning whether the Investment Adviser will realize economies of scale if the Fund’s assets grow.  It was noted that the assets of the Funds have generally declined in recent years and that, because of limited marketability and distribution efforts, any future increase in assets likely will result from appreciation of the Fund’s investment portfolio rather than sales of additional Fund shares.  The Board noted that, according to the Contract Approval Information, the Fund’s contractual Management Fee and actual Management Fee were ranked in the second and third quintiles of funds in the Fund’s Expense Group in the Lipper Expense Information, respectively.  In addition, the Board noted that there are reductions in fees at higher Fund asset levels—or “breakpoints”—built into the new Investment Advisory Agreement’s fee schedule, should the assets of the Fund grow.  The Board determined that the proposed Advisory Fee structure was appropriate under the present circumstances.

Other Benefits to the Manager.  The Board considered other benefits received by the Investment Adviser as a result of its relationship with the Fund, including the opportunity to obtain research services from brokers who effect Fund portfolio transactions, but did not regard such benefits as excessive.  The Board also considered the potential benefits that the Investment Adviser and Legg Mason may realize from approval of the new Investment Advisory Agreement and completion of the Transaction.

Other Alternatives to the New Investment Advisory Agreement.  The Board considered the uncertainty that investment advisory arrangements for a single, relatively small fund like the Fund would be available other than the proposed investment advisory arrangements with the Investment Adviser and considered the disruptive effects to the Fund of a discontinuance of investment advisory and other services required for the Fund’s operations after completion of the Transaction.  The Board was advised by the Existing Manager at the December Meeting that it wished to continue to manage the Fund’s assets following the Transaction, and that it was unlikely that any other affiliates of Legg Mason would consider providing the services received by the Fund under the Existing Management Contract.  The Board also considered liquidation of the Fund but concluded that liquidation would result in significant tax consequences—taxable realized capital gains—to many investors, including those who otherwise would have elected to continue their investments in the Fund, and that liquidation under the Fund’s circumstances would not be in the interests of shareholders.

* * * * * *

In light of all of the foregoing and other relevant factors, including most importantly the need to provide for continuation of investment advisory and other services required for the Fund’s operations after completion of the Transaction and the fee reductions being proposed by the Investment Adviser, the Board determined that, under the circumstances, approval of the new Investment Advisory Agreement for an initial period not to exceed one year would be consistent with the best interests of the Fund and its shareholders and voted to approve the new Investment Advisory Agreement and to recommend that it be approved by the Fund’s shareholders.

The principal factor identified by the Board in determining whether to approve the new Investment Advisory Agreement was a need to provide for continuation of investment advisory and other services required for the Fund’s operations following completion of the Transaction.  No other single factor reviewed by the Board was identified by the Board as a principal factor in determining whether to approve the new investment Advisory Agreement, and each Board member attributed different weights to the various other factors.  The Independent Directors were advised by separate independent counsel throughout the process.  Prior to the Special Meeting, the Independent Directors received a memorandum discussing their responsibilities in connection with the proposed approval of the new Investment Advisory Agreement from their independent counsel which was supplemented by his advice and guidance at the Special Meeting.  Prior to voting, the Independent Directors also discussed the proposed approval of the new Investment Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Existing Manager/Investment Adviser or Legg Mason were present.

Vote Required

Approval of the proposal to approve the Investment Advisory Agreement in order to engage the Investment Adviser as the investment adviser for the Fund requires the vote of the “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act, a “majority of the outstanding voting securities” is defined as the lesser of: (1) 67% or more of the voting securities of the Fund entitled to vote present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

Based on all of the foregoing, the Directors recommend that shareholders of the Fund vote
FOR the approval of the Investment Advisory Agreement.

OTHER BUSINESS

The Board knows of no other business to be brought before the Special Meeting.  However, if any other matters properly come before the Special Meeting, proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated therein.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Fund does not hold annual shareholder meetings.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting should send their written proposals to the attention of the Secretary of the Fund, at the offices of the Fund at 55 Water Street, New York, New York 10041.  Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for the meeting.  Timely submission of a proposal does not, however, necessarily mean the proposal will be included.

NOTICE TO BANKS, BROKER-DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

Banks, broker-dealers, voting trustees and their nominees should advise the Fund, 55 Water Street, New York, New York 10041, whether other persons are beneficial owners of shares held in their names for which proxies are being solicited and, if so, the number of copies of the Proxy Statement they wish to receive in order to supply copies to the beneficial owners of the respective shares.

ADDITIONAL INFORMATION

Other Funds Managed by the Existing Manager and the Investment Adviser

The Existing Manager also serves as the investment adviser for another registered investment company, Barrett Growth Fund, a series of Trust for Professional Managers (the “Barrett Growth Fund”).  The Barrett Growth Fund’s investment objective is similar to the Fund’s.  Under the investment advisory agreement between the Barrett Growth Fund and the Existing Manager, the Existing Manager is entitled to receive a monthly management fee computed at an annual rate of 1.00% of the Barrett Growth Fund’s average annual net assets.  As part of the Transaction, it is expected that responsibility for managing the Barrett Growth Fund will be transferred to the Investment Adviser, subject to board and shareholder approvals.  As of December 31, 2010, the Barrett Growth Fund had approximately $14 million in assets under management.  Under an agreement between the Existing Manager and the Barrett Growth Fund, the Existing Manager has contractually agreed to an operating expense limitation that limits the Barrett Growth Fund’s total annual operating expenses to 1.25% of the fund’s average annual net assets.  Additionally, in the event the Barrett Growth Fund’s operating expenses, as accrued each month, exceeds the fund’s annual expense limitation, the Existing Manager has agreed to pay to the Barrett Growth Fund, on a monthly basis, the excess expenses within 30 days of notification that such payment was due.  It is expected that the Investment Adviser will assume these contractual obligations when it assumes responsibility for managing the Barrett Growth Fund’s portfolio.  The Investment Adviser has advised the Board that, under the circumstances, it would not be able to agree to provide similar expense limitations to the Fund.

Any Purchases or Sales of Securities of the Existing Manager, the Investment Adviser or their Affiliates

Since the beginning of the most recently completed fiscal year, no Director has made any purchases or sales of securities of the Existing Manager, the Investment Adviser, or any of their affiliated companies.

Voting Securities, Principal Shareholders and Management Ownership

Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and vote at the Special Meeting.  As of the close of business on the Record Date, 2,056,124 shares of the Fund were issued and outstanding.

Management Ownership. The following table shows the dollar range of equity securities owned by the Directors in the Fund and in other investment companies they oversee within the same family of investment companies as of December 31, 2010.  Investment companies are considered to be in the same family if they share the same investment adviser or principal underwriter and hold themselves to investors as related companies for purposes of investment and investor services.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Non-Interested Directors:
Barry Handel, CPA	$10,001 - $50,000	$10,001 - $50,000
Rosalind A. Kochman	over $100,000	over $100,000
William Morris, Jr., CPA	over $100,000	over $100,000
Irving Sonnenschein	over $100,000	over $100,000

Interested Director:
Irving Brilliant	None	None

Neither the Directors nor members of their immediate family own securities beneficially or of record in the Existing Manager, the Investment Adviser, the Fund’s principal underwriter or any of their affiliates.  As of December 31, 2010, none of the Independent Directors or their immediate family members owned beneficially or of record any securities in the manager or distributors of the Fund, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the manager or the principal underwriter of the Fund.

Control Persons and Principal Shareholders. A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of the Fund or acknowledges the existence of control.

As of February 18, 2011, the following table lists the principal shareholders of the Fund:

Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
Marvin Kochman c/o Barrett Associates, Inc. 90 Park Avenue New York, NY 10016	N/A	N/A	10.84%	Record
Benito & Frances Gaguine Foundation c/o William Morris & Associates 8729 Georgia Street – Suite 1800 Silver Springs, MD 20905	N/A	N/A	9.13%	Record
John B Gaguine & Patricia A. Dobbins Revocable Trust I, dated 07/03/03 John B Gaguine & Patricia A. Dobbins Trustees c/o William Morris & Associates 8729 Georgia Street – Suite 1800 Silver Springs, MD 20905	N/A	N/A	8.97%	Record

Portfolio Transactions

The Fund’s general policy in selecting brokers and dealers is to obtain the best results taking into account factors such as the general execution and operational facilities of the broker or dealer, the type and size of the transaction involved, the creditworthiness of the broker or dealer, the stability of the broker or dealer, execution and settlement capabilities, time required to negotiate and execute the trade, research services and the Existing Manager’s arrangements related thereto (as described below), overall performance, the dealer’s risk in positioning the securities involved and the broker’s commissions and dealer’s spread or mark-up.  While the Existing Manager generally seeks the best price in placing its orders, the Fund may not necessarily be paying the lowest price available.

Notwithstanding the preceding paragraph, in compliance with Section 28(e) of the Securities Exchange Act, the Existing Manager may select brokers who charge a commission in excess of that charged by other brokers, if the Existing Manager determines in good faith that the commission to be charged is reasonable in relation to the brokerage and research services provided to the manager by such brokers.  Research services generally consist of research or oral advice from brokers and dealers regarding particular companies, industries or general economic conditions.  The Existing Manager may also have arrangements with brokers pursuant to which such brokers provide research services to the Existing Manager in exchange for a certain volume of brokerage transactions to be executed by such broker.  While the payment of higher commissions increases the Fund’s costs, the Existing Manager does not believe that the research significantly reduces its expenses as the Existing Manager.

Solicitation of Proxies and Voting Requirements

This solicitation is being made primarily by the mailing of this Proxy Statement, along with a notice of the Special Meeting and proxy card, on or about March 17, 2011.  Supplementary solicitations may be made by mail, telephone, telegraph, facsimile, electronic means or personal interview by representatives of the Fund.  In addition, The Altman Group, Inc. may be paid on a per-call basis to solicit shareholders by telephone on behalf of the Fund.  The Fund has also arranged to have votes recorded by telephone.  The Altman Group, Inc. is a third party proxy vendor that the Fund has engaged to contact shareholders and record proxy votes.  In order to hold a shareholder meeting, a quorum must be reached (as explained below).  If a quorum is not attained, the meeting must adjourn to a future date.  Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

Voting instructions may be revoked at any time prior to the final vote at the Special Meeting by: (1) written instruction addressed to the Secretary of the Fund; (2) attendance at the Special Meeting and voting in person; (3) by proper execution and return of a new proxy card (if received in time to be voted); or (4) by calling the telephone number found on the enclosed proxy card.  Mere attendance at the Special Meeting will not revoke voting instructions.

A quorum of shareholders is required to take action at the Special Meeting.  A majority of the shares of the Fund entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum of shareholders at the Special Meeting.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting.  The inspectors of election, on behalf of the Fund, will determine whether or not a quorum is present at the Special Meeting.  The inspectors of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the proposal, as applicable.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Special Meeting.  The New York Stock Exchange (the “NYSE”) has taken the position that a broker-dealer that is a member of the NYSE and that has not received instructions from a customer or client prior to the date specified in the broker-dealer firm’s request for voting instructions may not vote such customer or client’s shares with respect to the Proposal.  A signed proxy card or other authorization by a beneficial owner of Fund shares that does not specify how the beneficial owner’s shares should be voted on the proposal will be deemed an instruction to vote such shares in favor of the applicable proposal.

If you hold shares of the Fund through a service agent that has entered into a service agreement with the Fund or a distributor of the Fund, the service agent may be the record holder of your shares.  At the Special Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions.  A signed proxy card or other authorization by a shareholder that does not specify how the shareholder’s shares should be voted on the proposal may be deemed to authorize a service provider to vote such shares in favor of the proposal.  Depending on its policies, applicable law or contractual or other restrictions, a service agent may be permitted to vote shares with respect to which it has not received specific voting instructions from its customers.  In those cases, the service agent may, but may not be required to, vote such shares in the same proportion as those shares for which the service agent has received voting instructions.  This practice is commonly referred to as “echo voting.”

If you beneficially own shares that are held in “street name” through a broker-dealer or that are held of record by a service agent and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend.  Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

A majority of the shares of the Fund entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of shareholders at the Meeting.  Failure of a quorum to be present at the Special Meeting will necessitate adjournment to permit further solicitation of proxies with respect to the proposal.  Under the Fund’s By-Laws, an adjournment of a meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.  Abstentions and broker non-voters will have no effect on the outcome of a vote to adjourn the Special Meeting.  The Special Meeting may be adjourned to a date not more than 120 days after the original Record Date.

Shareholders of record of the Fund at the close of business on the Record Date will be entitled to vote at the Special Meeting.  Other than any principal shareholders disclosed above, to the knowledge of the Fund no other shareholder owned of record or beneficially more than 5% of the outstanding shares of the Fund as of the Record Date.  Each whole share you hold as of the close of business on the Record Date is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, facsimile or oral solicitations.  If the Fund does not receive your proxy vote by a certain time, you may receive a telephone call from The Altman Group, Inc., Fund officers, employees or agents asking you to vote.  The Fund does not reimburse officers of the Fund, or regular employees and agents involved in the solicitation of proxies.

The expenses in connection with preparing this Proxy Statement and its enclosures and all related legal expenses and all solicitations will be paid by the Investment Adviser and Legg Mason.  The costs of retaining The Altman Group, Inc. will be approximately $5,600.

Service Providers

The Existing Manager is Barrett Associates, Inc., located at 90 Park Avenue, New York, New York 10016.  Since December 1, 2006, LMPFA has served as the sub-administrator for the Fund, providing certain administrative services for the Fund pursuant to a sub-administration agreement between Barrett Associates and LMPFA.  Boston Financial Data Services, Inc. (“BFDS”), located at 2000 Crown Colony, Quincy, Massachusetts 02169, serves as the Fund’s transfer agent.  BNY Mellon Investment Servicing (US) Inc., located at 4400 Computer Drive, Westborough, Massachusetts 01581, serves as co-transfer agent with BFDS with respect to shares purchased by clients of certain service providers.  State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian of the fund.  Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 International Drive, Baltimore, Maryland 21202, serves as the fund’s sole and exclusive distributor.

Subject to shareholder approval of the Investment Advisory Agreement, and following the closing of the Transaction, the Fund will enter into separate agreements with USBFS, under which USBFS will serve as the Fund’s administrator, fund accountant and transfer agent.  The Fund will also enter into separate contracts with U.S. Bank, National Association and Quasar Distributors, LLC, affiliates of USBFS, for custody and distribution services, respectively.

Householding

If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Proxy Statement will be sent to shareholders at the same address.  However, each shareholder will receive separate proxy cards.  If you would like to receive a separate copy of the Proxy Statement, please call 1-877-721-1926 or write to the Fund at 55 Water Street New York, New York 10041.  If you currently receive multiple copies of Proxy Statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call the toll-free number or write to the address above.

Exhibit A

INVESTMENT ADVISORY AGREEMENT

This AGREEMENT, dated April __, 2011, is made by and between BARRETT OPPORTUNITY FUND, INC., a Maryland corporation (the "Fund"), and BARRETT ASSET MANAGEMENT, LLC, a Delaware  limited liability corporation (the "Investment Advisor").

W I T N E S S E T H:

WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and engages in the business of investing and reinvesting its assets in securities; and

WHEREAS, the Investment Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of providing investment management services; and

WHEREAS, the Board of Directors and shareholders of the Fund have approved the Investment Advisor to serve as the investment advisor for the Fund effective as of the date of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. The Fund hereby engages the Investment Advisor to manage the investment and reinvestment of the Fund's assets and to provide administration of the Fund not otherwise provided by third party service providers, subject to the direction of the Board of Directors and officers of the Fund, for the period and on the terms hereinafter set forth. The Investment Advisor hereby accepts such engagement and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Advisor shall for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or to represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Advisor shall regularly make decisions as to what securities and other investments to purchase and sell on behalf of the Fund and shall effect the purchase and sale of such investments in furtherance of the Fund's objectives and policies. The Investment Advisor shall record and implement such decisions and shall furnish the Board of Directors of the Fund with such information and reports regarding the Fund's investments as the Investment Advisor deems appropriate or as the Directors of the Fund may reasonably request. Subject to compliance with the requirements of the Investment Company Act, the Investment Advisor may retain as a sub-advisor to the Fund, at the Investment Advisor's own expense, any investment advisor registered under the Advisers Act.

          2.(a) The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs  incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures;  dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes, and state and federal registration fees. Members, officers, and employees of the Investment Advisor may be trustees/directors, officers and employees of the funds of which the Investment Advisor serves as Investment Advisor. Members, officers and employees of the Investment Advisor who are directors, officers and/or employees of the Fund shall not receive any compensation from the Fund for acting in such dual capacity.

In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and the Investment Advisor may share facilities common to each, with appropriate proration of expenses between them.

          (b) To the extent the Investment Advisor incurs any costs by assuming expenses which are an obligation of the Fund as set forth herein, the Fund shall promptly reimburse the Investment Advisor for such costs and expenses, except to the extent the Investment Advisor has otherwise agreed to bear such expenses. To the extent the services for which the Fund is obligated to pay are performed by the Investment Advisor, the Investment Advisor shall be entitled to recover from the Fund to the extent of the Investment Advisor's actual costs for providing such services.

          3.(a) The Investment Advisor shall place and execute Fund orders for the purchase and sale of portfolio securities with broker-dealers. Subject to obtaining the best available execution, the Investment Advisor is authorized to place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time. Subject to subparagraph (b) below, the Investment Advisor is also authorized to place transactions with broker-dealers who provide research or statistical information or analyses to the Fund, to the Investment Advisor, or to any other client for whom the Investment Advisor provides investment management services.  Subject to obtaining the best available execution, the Investment Advisor may also place brokerage transactions with broker-dealers who sell shares of the Fund. Broker-dealers who sell shares of the Fund shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the rules of the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc. The Investment Advisor also agrees that it will cooperate with the Fund to execute instructions from the Fund that brokerage transactions be allocated to broker-dealers who provide benefits directly to the Fund.

          (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and  procedures as may be adopted by the Board of Directors and officers of the Fund, the Investment Advisor is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Advisor has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Advisor's overall responsibilities with respect to the Fund and to other clients for which the Investment Advisor exercises investment discretion.

           (c)  The Fund hereby authorizes any entity or person associated with the Investment Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exhcnage Act of 1934 and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2(iv).  Notwithstanding the foregoing, the Investment Adviser agrees that it shall not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Investment Adviser or its affiliates are participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Investment Adviser, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time.

          4.(a) As compensation for the services to be rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Fund shall pay to the Investment Advisor from the Fund's assets an annual fee as set forth in Exhibit A hereto.

          (b) If this Agreement is terminated prior to the end of any calendar month, the investment advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

          (c) The Investment Advisor may voluntarily reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit expenses which are the responsibility of the Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Investment Advisor hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced and any Fund expense paid by the Investment Advisor voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Fund to the Investment Advisor in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Investment Advisor has agreed. Such reimbursement may be paid prior to the Fund's payment of current expenses if so requested by the Investment Advisor even if such payment may require the Investment Advisor to waive or reduce its fees hereunder or to pay current Fund expenses.

          5. The services to be rendered by the Investment Advisor to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Advisor shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

           6. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Investment Adviser who may also be a Board member, officer,or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor limit or restrict the right of the Investment Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.  If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Investment Adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Investment Adviser.  Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Investment Adviser’s policies and procedures as presented to the Board from time to time.

          7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Advisor to the Fund, the Investment Advisor shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

          8. In accordance with the Agreement and Articles of Incorporation of the Fund, in the event that the Investment Advisor ceases to be the Fund's investment manager for any reason, the Fund will (unless the Investment Advisor otherwise agrees in writing) take all necessary steps to cause the Fund to change its name to a name not including the word "Barrett," within a reasonable period of time.

          9. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Fund. It shall continue in effect for a period of one year and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on thirty (30) days written notice to the Investment Advisor of the Fund's intention to do so, pursuant to action by the Board of Directors of the Fund or pursuant to a vote of a majority of the outstanding voting securities of the Fund. The Investment Advisor may terminate this Agreement at any time, without the payment of penalty on sixty (60) days written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond to a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Advisor the fee provided in Paragraph 4 and Exhibit A hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

          10. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

          11. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting   securities"; "interested persons"; and "assignment" shall have the meaning defined in the Investment Company Act.

IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers as of the _____ day of [April], 2011.

Attest:                                                                BARRETT OPPORTUNITY FUND, INC.

______________________________      By:  ________________________________
Name:                                                                        Name:
                                                                                       Title:

Attest:                                                                BARRETT ASSET MANAGEMENT, LLC

______________________________      By: _________________________________
Name:                                                                        Name:
                                                                                       Title:

Exhibit A

In accordance with Section 4.(a) hereof, as compensation for the services to be rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Fund shall pay to the Investment  Advisor from the Fund's assets an annual fee, payable on a monthly basis, as set forth in the table below.

Barrett Opportunity Fund, Inc. Investment Advisory Fee (as a percentage of average daily net assets)
First $1 billion	0.700%
Next $1 billion	0.675%
Next $3 billion	0.650%
Next $5 billion	0.625%
Over $10 billion	0.600%

PROXY CARD FOR BARRETT OPPORTUNITY FUND, Inc. Proxy for Special Meeting of Shareholders – March 30, 2011

The undersigned hereby constitutes and appoints Peter H. Shriver, Madeleine Morreale and Robert J. Milnamow, their designees or any one of them, with power of substitution and re-substitution, as proxies to appear and vote all of the shares of beneficial interest in the name of the undersigned on the record date of the Special Meeting of shareholders of the Fund, or at any adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card. The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

Shareholder registration Printed here
QUESTIONS ABOUT THIS PROXY?   Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-877-732-3619. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Barrett Opportunity Fund, Inc. Shareholder Meeting to Be Held on March 30, 2011

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH
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BARRETT OPPORTUNITY FUND, INC.

Proxy for Special Meeting of Shareholders — March 30, 2011

VOTING OPTIONS:

PHONE:                      To cast your vote by phone with a proxy voting representative, call toll-free 1-877-732-3619 and provide the representative with the “TAG ID”  number found on the reverse side of this proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:                      To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

If you have misplaced the postage paid envelope, you may return your completed proxy card to:

The Altman Group
Attn: Tabulation Department
P.O. BOX 238
Lyndhurst, NJ 07071-9902

NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

_______________________________________________
Shareholder sign here                                                      Date

_______________________________________________
Joint owner sign here                                                      Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

BARRETT OPPORTUNITY FUND, INC.

VOTING TAG ID NUMBER
1234567

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.   YOUR P
ROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF
FURTHER SOLICITATION.

Remember to sign and date the reverse side before mailing in your vote.

PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THIS PROPOSAL.  IF NO DIRECTION IS MADE, AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY WILL BE VOTED FOR THE PROPOSAL.   AS TO ANY OTHER MATTER, SAID ATTORNEYS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

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PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Proposal 1: To approve an investment advisory agreement between Barrett Asset Management, LLC and the Fund.
FOR	AGAINST	ABSTAIN
□	□	□